UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: December 17, 2018

(Date of earliest event reported)

Turtle Beach Corporation

(Exact name of registrant as specified in its charter)

Nevada	001-35465	27-2767540
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

11011 Via Frontera, Suite A/B

San Diego, California 92127

(Address of principal executive offices)

(914) 345-2255

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 - Entry into a Material Definitive Agreement.

On December [17], 2018, Turtle Beach Corporation, a Nevada corporation (the “Company,” “we” or “us”), amended its existing Loan, Guaranty and Security Agreement (as amended, the “ABL Agreement”), by and among the Company, Voyetra Turtle Beach, Inc. (“VTB” and together with the Company, the “US Borrowers”), Turtle Beach Europe Limited (“TBE” or the “UK Borrower”), VTB Holdings, Inc., as guarantor (“VTBH,” and collectively with VTB and TBE, the “Obligors”), the financial institutions party thereto as lenders and Bank of America, N.A., as administrative agent, collateral agent and security trustee for the lenders thereunder (“BOA”). The Company intends to use a portion of the proceeds of the ABL Facility to pay off all amounts outstanding under its Term Loan, Guaranty and Security Agreement, (as amended, the “Term Loan Agreement”), by and among the Company, the Obligors, Crystal Financial SPV LLC, Crystal Financial LLC, the other lenders party thereto from time to time and Crystal Financial LLC, as administrative agent, collateral agent and security trustee for the lenders thereunder (in such capacity, the “Term Loan Agent” and, collectively, “Crystal”) and its subordinated promissory notes (as amended, the “Notes” and each a “Note”) with SG VTB Holdings, LLC, the Company’s largest stockholder (“SG VTB”), and Doornink Revocable Living Trust, a trust affiliated with the chairman of the Company’s board of directors. Capitalized terms used but not otherwise defined in this Current Report on Form 8-K have the meanings given to such terms in the ABL Agreement.

ABL Agreement

The ABL Agreement is an $80,000,000 revolving credit facility with designated sub-facility limits of $68,000,000 for the US Borrowers and $12,000,000 for the UK Borrower. The ABL Agreement also provides for a $40 million accordion feature and the ability to increase the US Borrowing Base with a FILO Loan of up to $6,800,000 under the US sub-facility. Actual credit availability under the ABL Agreement is subject to a borrowing base limitation that is calculated based on a percentage of eligible trade accounts receivable and inventories, the balances of which fluctuate, and is subject to discretionary reserves and revaluation adjustments. The borrowers may utilize the ABL Agreement for borrowings as well as for the issuance of bank guarantees, letters of credit and other general corporate purposes as defined by the ABL Agreement.

Termination. The ABL Agreement terminates on the earliest of (a) March 5, 2024 and (b) the date that is 91 days prior to the maturity date of the TBC Notes or any other Subordinated Indebtedness.

Guarantees. The obligations of the US Borrowers are guaranteed by VTBH, and the obligations of the UK Borrower are guaranteed by the US Borrowers and VTBH.

Security. The ABL Agreement is secured by a first priority all assets lien of the Obligors.

Interest Rates and Fees. Borrowings will bear interest at a rate that varies depending on the type of loan and the Borrower. The interest rate will be calculated using a base rate plus a margin. Depending on the type of loan, the base rate will either be a rate published by Bank of America or LIBOR. The margin will range from 0.50% to 1.25% for base rate loans, 1.25% to 2.00% for LIBOR loans and from 2.00% to 2.75% for US FILO Loans. The ABL Agreement also provides for an unused line fee, letter of credit fees, and agent fees.

Voluntary Prepayment. The Borrowers will be able to voluntarily prepay the principal of any advance, without penalty or premium, at any time in whole or in part, subject to certain breakage costs.

Financial and Other Covenants. If certain availability thresholds are not met or certain other events which would cause a Financial Covenant Trigger Period occur, the ABL Agreement requires the Company and its restricted subsidiaries to maintain a fixed charge coverage ratio, defined as the ratio, determined on a consolidated basis for the Company and its subsidiaries for the applicable measurement period, of (a) EBITDA minus Capital Expenditures (except those financed with Borrowed Money other than Revolver Loans) and cash taxes paid for such period to (b) Fixed Charges for such period. The ABL Agreement also contains affirmative and negative covenants that, subject to certain exceptions more fully described in the ABL Agreement, limit our ability to take certain actions, including our ability to incur debt, pay dividends and repurchase stock, make certain investments and other payments, enter into certain mergers and consolidations, engage in sale leaseback transactions and transactions with affiliates, and encumber and dispose of assets.

Events of Default. The ABL Agreement contains customary events of default, including defaults triggered by the failure to make payments when due, breaches of covenants and representations, material impairment in the perfection of the lenders’ security interest in the collateral, and events related to bankruptcy and insolvency of the Company and its subsidiaries. If an event of default occurs and is continuing, the lenders may terminate and/or suspend their obligations to make loans and issue letters of credit and/or accelerate amounts due under the ABL Agreement and exercise other rights and remedies.

The foregoing descriptions of the ABL Agreement does not purport to be complete and is qualified in its entirety by the full text of such agreement, a copy of which is attached hereto as Exhibit 10.1.

Pursuant to the rules and regulations of the Securities and Exchange Commission, we have filed the agreements referenced above to provide investors with information regarding their terms. The agreements are not intended to provide any other factual information about the Company, the Obligors, the other parties thereto or their respective businesses or operations. In particular, the assertions embodied in any representations, warranties and covenants contained in the agreements may be subject to qualifications with respect to knowledge and materiality different from those applicable to investors and may be qualified by information in disclosure schedules. These disclosure schedules may contain information that modifies, qualifies and creates exceptions to the representations, warranties and covenants set forth in the agreements. Moreover, certain representations, warranties and covenants in the agreements may have been used for the purpose of allocating risk between the parties, rather than establishing matters as facts. In addition, information concerning the subject matter of the representations, warranties and covenants may have changed after the date of the agreements, which subsequent information may or may not be fully reflected in the Company’s public disclosures. Accordingly, investors should not rely on the representations, warranties and covenants in the agreements as characterizations of the actual state of facts about the Company, the Obligors, the other parties thereto or their respective businesses or operations on the date hereof.

Item 1.02 – Termination of a Material Definitive Agreement.

To the extent required by Item 1.02 of Form 8-K, the information contained in Item 1.01 of this Current Report on Form 8-K with respect to the payment in full of the Term Loan Agreement and the Notes is incorporated herein by reference.

Item 2.03 - Creation of a Direct Financial Obligation or an Obligation under an Off- Balance Sheet Arrangement of Registrant.

To the extent required by Item 2.03 of Form 8-K, the information contained in Item 1.01 of this Current Report on Form 8-K with respect to the ABL Agreement is incorporated herein by reference.

Item 9.01 — Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	First Amendment to Amended and Restated Loan, Guaranty and Security Agreement, dated as of December 17, 2018, by and among Turtle Beach Corporation, Voyetra Turtle Beach, Inc., Turtle Beach Europe Limited, VTB Holdings, Inc., the financial institutions party thereto and Bank of America, N.A., as administrative agent, collateral agent and security trustee for the lenders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TURTLE BEACH CORPORATION

Date: December 19, 2018	By:	/S/ JOHN T. HANSON
John T. Hanson Chief Financial Officer, Treasurer and Secretary